UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 19, 2014

Date of Report (Date of Earliest Event Reported)

SEQUOIA MORTGAGE TRUST 2011-2

(Issuing Entity of the Mortgage Pass-Through Certificates, Series 2011-2)

RWT Holdings, Inc.

(Sponsor)

RWT Holdings, Inc.

(Exact Name of Sponsor as Specified in Its Charter)

SEQUOIA RESIDENTIAL FUNDING, INC.

(as Depositor with respect to the issuance of Sequoia Mortgage Trust 2011-2, Mortgage Pass-Through Certificates)

SEQUOIA RESIDENTIAL FUNDING, INC.

(Exact Name of Registrant/Depositor as Specified in Its Charter)

Delaware	333-159791-04	35-2170972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Belvedere Place, Suite 330

Mill Valley, CA 94941

(Address of Principal Executive Offices)

(415) 389-7373

(Registrant’s Telephone Number,

Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.                      Other Events.

The Depositor previously reported that Wells Fargo Bank, N.A. (“Wells Fargo”), Master Servicer under the Amended and Restated Pooling and Servicing Agreement dated as of January 1, 2014 among the Depositor, Citibank, N.A., as securities administrator and trustee, and Wells Fargo, as Master Servicer (“Master Servicer”) (the “Pooling and Servicing Agreement”), intended to delegate its obligations under the Pooling and Servicing Agreement pertaining generally to the enforcement of loan repurchase claims to Law Debenture Trust Company of New York (“Law Debenture”) as a separate master servicer (the “Separate Master Servicer”); and that Wells Fargo intends to retain all other rights and responsibilities as Master Servicer in the administration of the Trust under the Pooling and Servicing Agreement other than the enforcement of loan repurchase claims. A Final Order with respect to Wells Fargo’s Verified Petition for Instructions in the Administration of a Trust (the “Final Order”) was issued on August 14, 2014 by the Fourth Judicial Court of the State of Minnesota (the “Court”). In the Final Order the Court granted Wells Fargo’s petition and authorized the appointment of Law Debenture as Separate Master Servicer. A copy of the Appointment Notice and Acceptance by Law Debenture of such Appointment as Separate Master Servicer (the “Notice”) is attached to this Form 8-K as Exhibit 99.1, with the Final Order of the Court attached as Exhibit A to such Notice.

Item 9.01(d).                Financial Statements and Exhibits

99.1	Appointment Notice pursuant to Instrument of Appointment and Acceptance of the Separate Master Servicer, dated August 15, 2014, with the Final Order of the Court attached as Exhibit A to such Notice.

(SEMT 2011-2)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 19, 2014

SEQUOIA RESIDENTIAL FUNDING, INC.

By:	/s/ Andrew P. Stone
Andrew P. Stone
Secretary and Vice President

EXHIBIT INDEX

Exhibit Number

99.1	Appointment Notice pursuant to Instrument of Appointment and Acceptance of the Separate Master Servicer, dated August 15, 2014, with the Final Order of the Court attached as Exhibit A to such Notice.